UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 30, 2015
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

GAIN Capital Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) via webcast on Monday, November 30, 2015. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•	the election of one (1) Class II director to serve until the Company’s 2018 Annual Meeting of Stockholders, or until his successor shall have been duly elected and qualified;

•	the approval of the Company's 2015 Omnibus Incentive Compensation Plan; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

At the close of business on October 8, 2015, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 49,150,673 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The holders of 42,151,988 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

The following are the voting results on each matter submitted to the Company’s stockholders. At the Annual Meeting, the nominee for election as a Class II director was elected, the Company's 2015 Omnibus Incentive Compensation Plan was approved and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 was ratified.

Proposal 1. Election of Class II Director

	FOR	ABSTAIN	BROKER NON-VOTES
Christopher Sugden	21,583,052	15,375,767	5,193,169

Proposal 2. Approval of the Company's 2015 Omnibus Incentive Compensation Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
34,279,361	2,593,533	85,925	5,193,169

Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
41,791,709	272,467	87,812	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 1, 2015

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Diego Rotsztain
EVP and General Counsel